Exhibit 1.2

Execution Version

INVITAE CORPORATION

AMENDMENT NO. 1 TO

SALES AGREEMENT

February 28, 2019

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated as of August 9, 2018 (the “Sales Agreement”), between Cowen and Company, LLC (“Cowen”) and Invitae Corporation, a Delaware corporation (the “Company”), pursuant to which the Company agreed to sell through Cowen, acting as agent and/or principal, shares of common stock, par value $0.0001 per share, of the Company. All capitalized terms used in this Amendment No. 1 to Sales Agreement between Cowen and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. Cowen and the Company agree as follows:

A.	Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1.	The heading on page 1 of the Sales Agreement shall be amended such that the reference to “$75,000,000” shall be deleted.

2.	Section 1 of the Sales Agreement shall be replaced as follows:

Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Cowen, acting as agent and/or principal, shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (i) having an aggregate offering price of up to $75,000,000.00 (the “Initial Placement Shares”) and (ii) on or after February 28, 2019, having an aggregate offering price of up to $100,000,000.00 (the “Additional Placement Shares” and, together with the Initial Placement Shares, the “Placement Shares”). For the avoidance of doubt, the amount of Additional Placement Shares available for offer and sale under this Agreement are in addition to any offers and sales of Placement Shares made prior to the date hereof or hereafter under the sales agreement prospectus supplement for the Initial Placement Shares filed by the Company on August 9, 2018. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance. The issuance and sale of Common Stock through Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company which registration statement was declared effective by the Securities and Exchange Commission (the “Commission”) on August 24, 2018, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-226756), including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared prospectus supplements specifically relating to the Initial Placement Shares and the Additional Placement Shares (together, the “Prospectus Supplement”), in each case, to the base prospectus included as part of such registration statement. The Company has furnished to Cowen, for use by Cowen, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement relating to the Initial Placement Shares. In addition, the Company has filed or will file, in accordance with the provisions of the Securities Act, with the Commission a sales agreement prospectus supplement specifically relating to the Additional Placement Shares (the “Sales Prospectus”). The Company will make available to Cowen, for use by Cowen, copies of the Sales Prospectus, including the base prospectus included as part of such registration statement. Except where the context otherwise requires, such registration statement, when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, are herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, and the Sales Prospectus, including all documents incorporated therein by reference, as it or they may be supplemented by the applicable Prospectus Supplement or by any additional prospectus supplement, in the form in which such prospectus and/or Prospectus Supplement and/or Sales Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering, Analysis, and Retrieval system or any successor thereto (“EDGAR”).

3.	The first sentence of the Officer Certificate pursuant to Section 7(m) of the Sales Agreement shall be replaced as follows:

The undersigned, the duly qualified and elected                 , of Invitae Corporation, a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated August 9, 2018, as amended on February 28, 2019 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned:

B.    Company Filings. The Company shall file a Prospectus Supplement pursuant to 424(b) reflecting this Amendment within two (2) Business Days of the date hereof.

C.    No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or other electronic transmission.

E.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

[Remainder of page intentionally left blank.]

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

INVITAE CORPORATION

By:	/s/ Shelly D. Guyer
Name: Shelly D. Guyer
Title: Chief Financial Officer

ACCEPTED as of the date first above written:

COWEN AND COMPANY, LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Director

[Signature Page — Amendment No. 1 to Sales Agreement]